UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2022

Schrodinger, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware		95-4284541
(State or other jurisdiction of incorporation or organization)	001-39206 (Commission File Number)	(I.R.S. Employer Identification No.)

1540 Broadway, 24th Floor New York, NY		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 295-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SDGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Geoffrey Porges as Chief Financial Officer

On August 16, 2022, the Board of Directors (the “Board”) of Schrödinger, Inc. (the “Company”) appointed Geoffrey Porges as Executive Vice President and Chief Financial Officer of the Company, effective upon the commencement of his employment with the Company on August 18, 2022 (the “Effective Date”). In connection with his appointment as Chief Financial Officer, Dr. Porges will serve as the Company’s principal financial officer.

As a result of Dr. Porges’ appointment as Chief Financial Officer, Jenny Herman, the Company’s Senior Vice President, Finance and Corporate Controller, will cease to serve as the Company’s interim principal financial officer. Ms. Herman will continue to serve as the Company’s principal accounting officer.

Prior to joining the Company, Dr. Porges, age 61, served as Vice Chairman of SVB Securities LLC (formerly known as SVB Leerink), the investment banking subsidiary of SVB Financial Group (“SVB Securities”), and as Venture Partner of SVB Capital, the private equity arm of SVB Financial Group, in each case, from January 2022 to August 2022.  Prior to his role as Vice Chairman, Dr. Porges held positions of increasing responsibility at SVB Securities, including serving as Senior Managing Director from February 2019 to January 2022 and as Senior Biopharmaceuticals Analyst and Director of Therapeutics Research from November 2015 to February 2019. Prior to joining SVB Securities, Dr. Porges spent 13 years at Alliance Bernstein, an investment management firm, most recently serving as Managing Director. Prior to joining Alliance Bernstein, Dr. Porges was Chief Operating Officer and Head of Health, Medical and Biotechnologies Programs at BTG Plc, a pharmaceutical company, from 1999 to 2002 and was a member of the board of directors of Acambis plc from 2001 to 2003. Dr. Porges received a Bachelor of Medicine and a Bachelor of Surgery from the University of Sydney and an M.B.A. from Harvard Business School.

In connection with his appointment as Chief Financial Officer, Dr. Porges entered into an employment agreement with the Company (the “Employment Agreement”) on August 16, 2022, which became effective as of the Effective Date.  Pursuant to the Employment Agreement, Dr. Porges will be paid an annual base salary of $580,000 and will receive a sign-on bonus of $230,000 (the “Sign-On Bonus”). If Dr. Porges is terminated by the Company for Cause (as such term is defined in the Executive Severance Plan (as defined below)) or resigns other than for Good Reason (as such term is defined in the Executive Severance Plan), he will be obligated to repay (i) if such termination or resignation occurs within 12 months following the Effective Date, 100% of the gross amount of the Sign-On Bonus or (ii) if such termination or resignation occurs between 12 months and 24 months following the Effective Date, 50% of the gross amount of the Sign-On Bonus.

Dr. Porges will be eligible to participate in the Company’s Senior Executive Incentive Compensation Plan (the “Cash Incentive Plan”), which provides for cash incentive payments based upon the attainment of performance targets established by the Compensation Committee (the “Compensation Committee”) of the Board. For 2022 only, subject to and in accordance with the terms of the Cash Incentive Plan, Dr. Porges is eligible for a target bonus of up to 50% of his annualized base salary, prorated for the period beginning on the Effective Date and ending on December 31, 2022.

Effective as of the Effective Date, the Company granted Dr. Porges a nonstatutory stock option (the “Option”) to purchase 180,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at an exercise price per share equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the Effective Date, which will vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and, as to the remaining shares, monthly thereafter until the fourth anniversary of the Effective Date, subject to continued service.  Effective as of the Effective Date, the Company granted Dr. Porges performance-based restricted stock units with respect to 90,000 shares of Common Stock (the “PSUs”). Each PSU represents a contingent right to receive one share of Common Stock upon the achievement of specified performance goals related to financial performance, investor engagement and business development and subject to continued service. The Option and the PSUs were granted pursuant to the Company’s 2021 Inducement Equity Incentive Plan, as amended, as an inducement material to Dr. Porges’ acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

Dr. Porges will be entitled to participate in the Company’s Amended and Restated Executive Severance and Change in Control Benefits Plan, as amended (the “Executive Severance Plan”), which was amended and restated by the Board on August 16, 2022. The amended terms of the Executive Severance Plan are described in this Form 8-K under the heading “Amendment and Restatement of Executive Severance Plan”. In addition, Dr. Porges is entitled to the following additional severance benefits pursuant to the Employment Agreement. If Dr. Porges resigns for Good Reason prior to or more than twelve months after the closing of a Change in Control (as such term is defined in the Executive Severance Plan), he will be entitled to (i) continue receiving his base salary for nine months, (ii) Company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act for up to 12 months following the date of resignation, and (iii) the amount of any unpaid annual bonus determined by the Board in its discretion to be payable to Dr. Porges for any completed bonus period which ended prior to the date of such resignation. If Dr. Porges is terminated by the Company without Cause or resigns for Good Reason prior to or more than twelve months after the closing of a Change in Control, the Option and the PSUs will vest and become fully exercisable and/or non-forfeitable as of the date of such termination or resignation. If Dr. Porges is terminated by the Company without Cause or resigns for Good Reason within twelve months after the closing of a Change in Control, all of Dr. Porges’ equity awards that vest solely based on the passage of time and that are outstanding and unvested as of such termination or resignation and the PSUs will vest and become fully exercisable and/or non-forfeitable on the date of such termination or resignation. Entitlement to any severance or benefits under the Executive Severance Plan is contingent upon the effectiveness of a release in favor of the Company and compliance with restrictive covenant and other obligations to the Company.

In addition, Dr. Porges will enter into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-235890) filed with the Securities and Exchange Commission (“SEC”) on January 10, 2020, pursuant to which the Company may be required, among other things, to indemnify Dr. Porges for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer of the Company.

As a condition to his employment, Dr. Porges was also required to sign a confidentiality, inventions, non-competition and non-solicitation agreement with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Dr. Porges does not have a family relationship with any of the Company’s officers or directors and has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Amendment and Restatement of Executive Severance Plan

On August 16, 2022, upon the recommendation of the Compensation Committee, the Board adopted the Executive Severance Plan, effective immediately. The Executive Severance Plan amends and restates in its entirety the Amended and Restated Executive Severance and Change in Control Benefits Plan previously adopted on April 2, 2021 (the “First Amended Executive Severance Plan”), which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC on August 12, 2021. The Executive Severance Plan provides for substantially the same severance payments and benefits as the First Amended Executive Severance Plan, except that it been revised to, among other things, (i) provide that each executive of the Company (other than the Chief Executive Officer) who is either subject to Section 16 of the Securities Exchange Act of 1934, as amended or has the title of Executive Vice President (each, a “Covered Executive”) will be entitled to receive such Covered Executive’s then-current monthly base salary for a period of nine months following a Non-Change in Control Termination (as such term is defined in the Executive Severance Plan), (ii) increase the multiple of base salary and bonus used to determine the lump sum payments to be made upon a Change in Control Termination (as such term is defined in the Executive Severance Plan) (x) in the case of the Chief Executive Officer, from 1.0 to 1.5 and (y) in the case of the other Covered Executives, from 0.75 to 1.0 and (iii) make other administrative and modernizing changes, including adding a provision that sets forth the procedures for certain disputes and claims arising thereunder.

The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Executive Severance Plan, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*	Employment Agreement, dated August 16, 2022, by and between Schrödinger, Inc. and Geoffrey Porges

10.2	Amended and Restated Executive Severance and Change in Control Benefits Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schrödinger, Inc.

Date: August 18, 2022	By:	/s/ Yvonne Tran
Yvonne Tran
Chief Legal Officer and Corporate Secretary

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